UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 16, 2015
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

As further described in Item 5.02 of this Current Report on Form 8-K, the Employment Agreement dated April 1, 2013, as amended December 29, 2014 (the “Employment Agreement”) between Discovery Laboratories, Inc. (the “Company”) and Thomas F. Miller, Ph.D., MBA, Senior Vice President and Chief Operating Officer will terminate on April 17, 2015 (the “Separation Date”), except to the extent otherwise specifically provided in the Employment Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described in Item 1.01 of this Current Report on Form 8-K, on April 16, 2015, the Company terminated the Employment Agreement of Thomas F. Miller, Senior Vice President and Chief Operating Officer, effective April 17, 2015.

Under the terms of his Employment Agreement, Dr. Miller will be entitled, in addition to any benefits that are due under the Company’s vested plans or other policy and on the condition that he enter into a separation agreement with the Company containing a plenary release of claims in a form acceptable to the Company, to the following payments and benefits in connection with a termination without Cause (as defined therein): (i) a pro rata bonus equal to that percent of Dr. Miller’s Annual Bonus Amount (as defined in the Employment Agreement) that equals the number of days expressed as a percent in which Dr. Miller was employed by the Company in 2015, reduced to reflect the same percent of his pro rata Annual Bonus Amount that corresponds to the percent of the aggregate Annual Bonus Amounts actually paid to the Company’s other contract executives with respect to 2015, payable at the time that the other contract executives are paid bonuses; (ii) once the plenary release has become final, a severance amount equal to the sum of Dr. Miller’s base salary then in effect and his Annual Bonus Amount, payable in equal installments in accordance with the Company’s regular payroll schedule, from the date of termination to the first anniversary of the date of termination (the “Severance Period”); (iii) during the Severance Period, if Dr. Miller elects benefits through the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will continue to pay the Company’s costs of benefits elected by Dr. Miller, under the same plans and on terms provided to active employees of the Company; and (iv) at the time that the plenary release becomes final, all vested stock options, restricted stock grants and other similar equity awards held by Dr. Miller shall continue to be exercisable during the Severance Period. From and after the Separation Date, Dr. Miller will forfeit all of his unvested stock options in accordance with the terms of the Company’s 2011 Long-Term Incentive Plan. In addition, Dr. Miller also is subject to non-competition and non-solicitation restrictions for 12 months and 18 months, respectively, after the date of termination under a separate confidentiality agreement. All of the Company’s obligations under the Employment Agreement will cease if at any time during the Severance Period Dr. Miller engages in a material breach of the Employment Agreement and fails to cure such breach within five business days after receipt from the Company of notice of such breach.

The foregoing summary of Dr. Miller’s benefits is qualified in its entirety by the full text of the Employment Agreement, which was filed with the Securities and Exchange Commission on April 2, 2013 as Exhibit 10.1 to Discovery’s Current Report on Form 8-K, and (for the Amendment dated December 29, 2014) on March 16, 2015 as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2014, and is incorporated herein by reference.

Item 8.01.	Other Events.

On April 16, 2015, the Company issued a press release announcing that it has completed enrollment in its AEROSURF® phase 2a clinical trial assessing the administration of a single dose of AEROSURF in premature infants 29-34 week gestational age (GA) with respiratory distress syndrome (RDS). The Company also is implementing a restructuring plan to voluntarily cease the commercialization of SURFAXIN® (lucinactant) Intratracheal Suspension and focus its resources on the development of its aerosolized KL4 surfactant for respiratory diseases, beginning with AEROSURF. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

In connection with the restructuring, the Company is reducing its workforce by 50 employees, from 108 to 58 employees. The reduction will affect a number of key functions of the Company, but is focused primarily on commercial infrastructure and SURFAXIN manufacturing at the Company’s manufacturing facility in Totowa, NJ. Affected employees are eligible for certain severance and other benefits consistent with their position and tenure with the Company. In addition, the Company expects to record a one-time restructuring charge of approximately $3.5 million in the second quarter of 2015. The Company currently anticipates that it will have sufficient cash available to support its operations and debt service obligations through the first quarter of 2016.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release dated April 16, 2015.

Cautionary Note Regarding Forward-looking Statements:
To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development , cash flows, future revenues, the timing of planned clinical trials or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Any forward-looking statement made by us in this Current Report on Form 8-K is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ John G. Cooper
Name:	John G. Cooper
Title:	President and Chief Executive Officer

Date:	April 16, 2015